Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of InterCloud Systems, Inc. for the year ended December 31, 2013, I, Mark Munro, Chief Executive Officer of InterCloud Systems, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-K for the year ended December 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the Year ended December 31, 2013, fairly presents, in all material respects, the financial condition and results of operations of InterCloud Systems, Inc.

Date: April 8, 2014	By:	/s/ Mark Munro
Mark Munro
Chief Executive Officer (Principal Executive Officer)